Exhibit 10.2

IDACORP, Inc.

Executive Incentive Plan

NEO 2009 Award Opportunity Chart

Name	Title	Threshold ($)	Target ($)	Maximum ($)

J. LaMont Keen	President and Chief Executive Officer, IDACORP and Idaho Power	240,000	480,000	960,000
Darrel T. Anderson	Senior Vice President – Administrative Services and Chief Financial Officer, IDACORP and Idaho Power	85,000	170,000	340,000
Thomas R. Saldin	Senior Vice President and General Counsel, IDACORP and Idaho Power	60,000	120,000	240,000
James C. Miller	Senior Vice President ‑ Power Supply, Idaho Power	60,000	120,000	240,000
Daniel B. Minor	Senior Vice President ‑ Delivery, Idaho Power	58,000	116,000	232,000